SCHEDULE 14C
                                 (RULE 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No.__)



Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only as permitted by Rule 14c-6(e)
     (2)

[X]  Definitive Information Statement

                       THE ENTERPRISE GROUP OF FUNDS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how ( it was determined.)

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount  Previously  Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                                      -2-

                       THE ENTERPRISE GROUP OF FUNDS, INC.
                            3343 PEACHTREE ROAD, N.E.
                             ATLANTA, GEORGIA 30326

                    SUPPLEMENT DATED DECEMBER 28, 2004 TO THE
              PROSPECTUSES AND STATEMENT OF ADDITIONAL INFORMATION
                       DATED MAY 3, 2004, AS SUPPLEMENTED,
                                       AND
                              INFORMATION STATEMENT
--------------------------------------------------------------------------------

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

This Supplement updates the above-referenced Prospectuses and Statement of Additional Information of The Enterprise Group of Funds, Inc. (the "Company"). You may obtain an additional copy of the Prospectus or Statement of Additional Information, or the Company's most recent Annual Report, free of charge by writing to the Company at 3343 Peachtree Road, N.E., Atlanta, Georgia 30326 or by calling 1-800-432-4320. In addition, the information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. The purpose of this Supplement and Information Statement is to provide you with information about the reorganization of the Company into a new Maryland corporation, The Enterprise Group of Funds II, Inc. (the "New Company").

On December 28, 2004, each series of the Company (each, an "Acquired Fund") transferred its assets to a corresponding series of the New Company (each, an "Acquiring Fund") in exchange for shares of the Acquiring Fund and the Acquiring Fund's assumption of all of the corresponding Acquired Fund's liabilities (the "Reorganization"). Immediately after the transfer of assets and liabilities from the Company to the New Company, each Acquired Fund then distributed to each of its shareholders the PRO RATA portion of the shares of the corresponding Acquiring Fund to which each shareholder was entitled. As a result of the Reorganization, each shareholder of an Acquired Fund received a number of full and fractional shares of the corresponding class of the corresponding Acquiring Fund equal in value to the full and fractional Acquired Fund shares held by such shareholder prior to the Reorganization.

Each Acquiring Fund has identical investment objectives, investment policies, and principal risks as the corresponding Acquired Fund. In addition, the investment manager, investment sub-adviser and portfolio manager(s) of each Acquiring Fund immediately after the Reorganization were the same as that of the corresponding Acquired Fund immediately before the Reorganization. In addition, the Acquiring Funds have identical purchase, sale and exchange procedures as the Acquired Funds. Moreover, the fee structure of each Acquiring Fund is the same as that of the corresponding Acquired Fund. Thus, it is expected that the net annual operating expense ratios of each class of shares of each Acquiring Fund will be the same as that of the corresponding Acquired Fund. Finally, the Reorganization was intended to qualify for federal income tax purposes as a tax-free reorganization under the Internal Revenue Code of 1986, as amended. Thus, the Companies believe that there were no adverse tax consequences to shareholders as a result of the Reorganization.

As a result of the Reorganization, your investment simply will be in the New Company but with the same management and objectives. The Company has no remaining assets and the value of its shares has been reduced to zero. Moreover, the Company has ceased operations and its Board of Directors intends to liquidate and dissolve the Company in the first quarter of 2005. The Company intends to redeem and cancel the shares that you hold in the Acquired Funds (but not in the Acquiring Funds) on or about January 27, 2005.

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